UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2017, Sunworks, Inc. (the “Company”) issued a press release announcing its fourth quarter and full-year 2016 results. A copy of the Company’s press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2017, the Board of Directors of the Company approved the appointment of Charles F. Cargile as the Company’s Chief Executive Officer, which appointment will take effect on April 3, 2017. James Nelson, the Company’s Chief Executive Officer will continue to serve in his capacity as Chairman of the Company.

Mr. Cargile, age 52, has served as a Director of the Company since September 2016. From July, 2016, Mr. Cargile served an Executive Advisor to MKS Industries which acquired Newport Corporation (“Newport”) in April 2016. Prior to that, since 2000, Mr. Cargile served in various capacities at Newport including Chief Financial Officer, Vice President and Senior Vice President. In addition, Mr. Cargile served as Treasurer of Newport from April 2013 until Newport’s acquisition and previously from February 2005 until April 2010. Prior to joining Newport, Mr. Cargile served in various capacities at York International Corporation (now a division of Johnson Controls, Inc.) since 1998 including Vice President, Finance and Corporate Development and Corporate Controller and Chief Accounting Officer. From February 1995 to November 1998 Mr. Cargile served as Corporate Controller and Chief Accounting Officer of Flowserve Corporation (“Flowserve”) and was employed by Flowserve in various other capacities prior to February 1995. Mr. Cargile currently serves on the board of directors of Netlist, Inc. (“Netlist”) and is also the Lead Independent Director and Chairman of the audit committee of Netlist

Mr. Cargile will receive a base salary of $300,000 per year and a discretionary bonus, provided, however, for the fiscal year ending December 31, 2017, Mr. Cargile shall be entitled to a minimum bonus equal to 3% of the operating earnings of the Company but shall receive a bonus that is not less than the bonus paid to next highest executive of the Company. Mr. Cargile will receive a restricted stock grant of 500,000 shares, one third of which shall vest on the one year anniversary of the grant, and the balance of which shall vest in twenty-four equal monthly installments commencing on the one year anniversary of the grant.

On March 29, the Company released a press release to disclose Mr. Cargile’s appointment as Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 29, 2017

99.2	Press Release dated March 29, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: March 29, 2017	By:	/s/ James B. Nelson
	Name:	James B. Nelson
	Title:	Chief Executive Officer

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